Exhibit 99.2

Neumora Therapeutics Highlights 2026 Pipeline Strategy and

Anticipated Upcoming Milestones

Multiple clinical data readouts expected in 2026 present opportunity for substantial value creation

KOASTAL-2 and -3 on track for consolidated topline readout in the second quarter of 2026

Plans to conduct NMRA-215 clinical program in 2026 following class-leading preclinical data from diet induced obesity model

Advancing NMRA-511 following Phase 1b results demonstrating clinically meaningful effect on CMAI total score

Cash, cash equivalents and marketable securities expected to support operations into the third quarter of 2027

WATERTOWN, Mass., January 5, 2026 – Neumora Therapeutics, Inc. (Nasdaq: NMRA), a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases, today announced key pipeline updates and anticipated 2026 milestones that support the Company’s mission to redefine neuroscience drug development with the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients living with brain diseases.

“2025 was a productive and strategically important year for Neumora, as we advanced our pipeline of novel mechanism therapies, prioritized obesity as the lead indication for our highly brain-penetrant NLRP3 inhibitor, NMRA-215, expanded our M4 PAM franchise with two new programs in clinical development, progressed the Phase 3 program for navacaprant, and produced compelling data for NMRA-511 – all while continuing to strengthen our financial foundation,” said Paul L. Berns, co-founder, chairman and chief executive officer of Neumora. “This progress set up important expected milestones across our programs. We are entering a catalyst-rich period that I believe will meaningfully shape the future of Neumora, as well as the future of treatment for several underserved disease areas. Supported by a strong team, we are well-positioned to execute on our goal to advance a next generation of therapies for people living with brain diseases.”

2026 PIPELINE STRATEGY

Navacaprant: Planned joint readout of KOASTAL-2 and -3 in second quarter of 2026

Neumora today announced that it plans to increase enrollment in each of the KOASTAL studies, targeting up to 25 percent enrollment beyond the original target of 332, as the study protocols permit. The Company expects a joint topline data readout for both KOASTAL-2 and KOASTAL-3 in the second quarter of 2026 and believes this approach optimizes assessment of navacaprant efficacy in major depressive disorder in the KOASTAL program.

NMRA-215: Plans to initiate Phase 1 clinical program following class-leading preclinical data

Neumora expects to initiate a clinical program evaluating NMRA-215 monotherapy and combination therapy for the treatment of obesity in the first half of 2026. The Company expects to report weight loss data following treatment with NMRA-215 around the end of 2026.

M4 Positive Allosteric Modulator (PAM) Franchise: Progressing Phase 1 clinical studies for NMRA-898 and NMRA-861

Neumora expects to provide a comprehensive M4 franchise update in mid-2026, including potentially advancing development of one or both programs.

NMRA-511: Reported positive results from Phase 1b study in Alzheimer’s disease (AD) agitation

In January 2026, NMRA-511, an oral, highly potent, brain-penetrant and selective antagonist of the vasopressin 1a receptor (V1aR) met the goal of the Phase 1b study, demonstrating a clinically meaningful effect size in people with AD agitation. In the study, NMRA-511 demonstrated a favorable tolerability and safety profile with no reports of somnolence or sedation.

KEY BUSINESS UPDATES

The Company is in a strong financial position and expects its cash, cash equivalents and marketable securities to support operations into the third quarter of 2027.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of seven neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. Our work is supported by an integrated suite of translational, clinical and computational tools to generate insights that can enable precision medicine approaches. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases; the timing, progress and plans for its therapeutic development programs, including the NMRA-511, NMRA-215 and M4 programs, the KOASTAL-2 and KOASTAL-3 studies, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including contract research organizations; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which was filed with the SEC on November 6, 2025. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements.

Neumora Contact

Helen Rubinstein

617-402-5700

Helen.Rubinstein@neumoratx.com